GLITTER LAKE
AMENDMENT TO THE AUGUST 15, 2003 AGREEMENT
AS AMENDED AS OF APRIL 30, 2006

THIS AMENDED AGREEMENT is made and dated for reference as of the 15th day of August, 2003 as executed on this 30th day of April, 2006.

WHEREAS:

A. Pursuant to an agreement entered into between CanAlaska Ventures Ltd. ("CanAlaska") and Pacific North West Capital Corp. ("Pacific") dated August 15, 2003 (the "Agreement"). Pacific agrees to grant the request from CanAlaska to extend the date of the exploration commitment for an additional year.

B. The parties to the Agreement wish to amend the terms of the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and conditions herein contained, **THE PARTIES HERETO AGREE AS FOLLOWS:**

1. Section 1.03 of the Agreement be and the same is hereby deleted in its entirety and the following substituted therefor:

"1.03 PFN is also required to complete the following exploration expenditures on the Property in order to exercise the Option:

On or before April 15, 2003	*$50,000**
On or before April 15, 2007	*$150,000*
On or before April 15, 2008	*$200,000*
On or before April 15, 2009	*$300,000*
Total expenditures	***$700,000***

** PFN has completed Exploration expenditures in the amount of $53,138.74 thereby fulfilling the 2003 Exploration commitments and* $76,035.35 *in 2005 completing part of the 2007 expenditures."*

All other terms of the Agreement stay the same.

IN WITNESS WHEREOF the parties have executed by their duly authorized officers effective the date first herein set forth.

CANALASKA VENTURES LTD.

Per: Authorized Signatory

PACIFIC NORTH WEST CAPITAL CORP.

Per: Authorized Signatory